UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

November 11, 2024 (November 8, 2024)

Date of Report (Date of earliest event reported)

THE ONCOLOGY INSTITUTE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39248	84-3562323
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18000 Studebaker Road, Suite 800, Cerritos, CA	90703
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (562) 735-3226

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	TOI	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole Warrant exercisable for one share of Common Stock, each at an exercise price of $11.50 per share	TOIIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 8, 2024, Maeve O’Meara notified the Board of Directors of The Oncology Institute, Inc. (the “Company”) of her intention to resign as a director of the Company for personal reasons, effective as of January 1, 2025 (the “Effective Date”). Ms. O’Meara’s resignation is not the result of a disagreement with the Company or the Company’s Board of Directors or of any matter relating to the Company’s operations, financial statements, policies or practices.

On November 7, 2024, the Board of Directors determined that one of the existing directors of the Company, Gabriel Ling, will be an independent director effective as of the Effective Date, qualifying as such under Nasdaq listing rule 5605(a)(2) as of the Effective Date. Consequently, following the departure of Ms. O’Meara, there will remain a majority of independent directors on the Board of Directors.

Item 9.01.	Financial Statements and Exhibits.

(d)	The following exhibits are being filed herewith:

Exhibit	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 11, 2024	THE ONCOLOGY INSTITUTE, INC.

	By:	/s/ Mark Hueppelsheuser
Mark Hueppelsheuser General Counsel